Exhibit 99.1
Wag! Reports Third Quarter 2022 Financial Results
November 10, 2022
Delivers Record Revenue Growth and Significant Margin Improvement
Raises 2022 Full Year Guidance for both Revenue and Adjusted EBITDA
SAN FRANCISCO, Nov. 10, 2022 (BUSINESS WIRE) -- Wag! Group Co. (the "Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy pet parents, offering on-demand access to 5-star pet care, pet insurance options, and expert pet advice, today reported results for its third quarter, which ended on September 30, 2022.
“Wag! generated record financial performance in the third quarter, which is a testament to the resiliency and diversification of our business model within the non-discretionary pet care industry. Our trusted platform is transforming the pet health and wellness space, as we simplify access to premium services for all pet owners,” said Garrett Smallwood, CEO and Chairman of Wag!.
“The healthy fundamentals underpinning our growth and platform expansion positions us well for Q4 and beyond. Given the underlying strength in our core business and the momentum we’re seeing in the wellness category, we are increasing our 2022 outlook for revenue and Adjusted EBITDA guidance. We will continue to be disciplined operators and remain hyper-focused on managing growth, margin, and profit, all working towards delivering long term shareholder value,” concluded Smallwood.
Third Quarter 2022 Highlights:
•Revenue increased 161% to $15.4 million, compared to $5.9 million in the third quarter of 2021.
•Net loss of $(40.9) million, inclusive of one-time transaction costs of $39.5 million, compared to net income of $1.6 million in the third quarter of 2021, inclusive of one-time PPP loan forgiveness. Net loss excluding these one-time items improved to $(1.4) million, compared to $(1.9) million in the third quarter of 2021.
•Adjusted EBITDA improved to $(0.5) million, compared to $(2.6) million in the third quarter 2021.
•Gross Bookings increased 85% to $25.3 million, compared to $13.7 million in the third quarter of 2021.
Recent Business Highlights:
•Increased active Pet Parent Wag! Premium penetration to 53% in the third quarter of 2022, which surpassed the 50% long-term target we set at the launch of the program.
•Reached a total of 473,000 Platform Participants in Q3’22, an increase of 22% from Q2'22.
•Released Wag! Neighborhood Network in November 2022, which enables Pet Parents to not only filter across more than 21 unique specialties but also discover a great local Pet Caregiver right in their neighborhood. Demonstrates commitment to the strategy element of accelerating growth in existing markets through a best in class experience.

•Launched 30 minute drop-ins nationwide. We now have a full suite of 20-, 30-, and 60- minute drop-ins to complement our walking products. These drop-ins are particularly popular with puppies, older dogs, cats, and during days of inclement weather.
•Launched partnership with Babylist, the leading vertical marketplace and commerce destination for expectant parents, to better the experience for pets and their expectant families.
•Innovated the Pet Caregiver and Pet Parent experience — including launching the Premium Benefits Center to offer exclusive discounts on pet care products, debuting multi-day rebooking functionality, and improving the browse and book experience.
•Closed acquisition of Furmacy, Inc. in October 2022.
Full-Year 2022 Guidance
Wag! is raising its guidance for the year ending December 31, 2022, as previously presented in its Second Quarter 2022 Earnings Release and Investor Presentation available at investors.wag.co/news-events/overview:
For the full-year of 2022, we now expect:
•Revenue in the range of $51 million to $52 million, a 7% improvement versus our prior forecast at the midpoint of the range.
•Adjusted EBITDA loss in the range of $5 million to $6 million, a 39% improvement versus our prior forecast at the midpoint of the range.
Our financial guidance includes the following assumptions:
•A continued trend in return-to-office, as measured by the Kastle back-to-work barometer.
•A normalized travel season.
•Continued acceleration in wellness and stickiness in Wag! Premium as a result of marketing efficiency.
Wag’s Third Quarter Results Conference Call
Wag! will host a conference call and live webcast today, November 10, 2022, at 4:30 p.m. ET to discuss financial results. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. A live webcast of the call can be accessed by using this link. Following the live call, an archived webcast of the conference will be available on the investor relations page of the Company’s website at investors.wag.co/.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (investors.wag.co/), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (investors.wag.co/ir-resources/email-alerts).
About Wag! – Wag.co
Wag! strives to be the #1 platform for busy pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice, wellness plans, and one-on-one training from Wag!’s community of 400,000 local pet caregivers nationwide, in addition to pet insurance options from the leading pet insurance companies. Making pet parents happy is what Wag! does best. With safety and wellness at the forefront, Wag! has a trusted record of experience with more than 12 million pet care services completed by pet caregivers on the Wag! Platform, across 5,300 cities and 50 states, with pet parents rating 96% of services as 5-star. Wag! also operates Petted.com, the nation's largest pet insurance comparison marketplace, Furmacy.com, a local pharmacy which supports busy veterinary clinics, and the Wag! Pet Caregiver App, which empowers pet caregivers to care for pets in their neighborhood and earn real money. For more information, visit wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for (benefit from) income taxes, interest income (expense), depreciation and amortization, transaction costs and stock-based compensation expense. Additionally, we exclude the impact certain non-recurring items which are not indicative of our operating performance, including but not limited to, business combination transaction costs and PPP Loan Forgiveness. Adjusted EBITDA provides a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Gross bookings is a non-GAAP financial measure defined as the total dollar value of a transaction booked via the platform for pet and wellness services, in each case without any adjustment for discounts or refunds, Pet Caregiver earnings and Pet Parent incentives. Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.
Take rate is a non-GAAP financial measure calculated as revenue divided by gross bookings. Take Rate is an indication of marketplace economics, and is impacted by product offerings with different margin structures. We use take rate to identify key revenue drivers in our marketplace.
Platform Participant is a non-GAAP financial measure defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed on September 14, 2022, as amended on October 31, 2022, and other documents filed, or to be filed, by the Company from time to time with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com

Financial Statements and Adjusted Reconciliations
Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Condensed Consolidated Balance Sheets
(in thousands, except for share amounts and per share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,024	$2,845
Restricted cash	24,719	—
Short-term investments available for sale	—	2,554
Accounts receivable, net	6,336	2,638
Prepaid expenses and other current assets	3,554	3,043
Deferred offering costs	—	930
Total current assets	$62,633	$12,010
Property and equipment, net	67	90
Operating lease, right of use assets, net	263	—
Intangible assets, net	2,517	2,888
Goodwill	1,427	1,427
Other assets	78	47
Total assets	$66,985	$16,462
Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	$4,961	$2,299
Accrued expenses and other current liabilities	5,556	4,601
Deferred revenue	2,186	1,888
Deferred purchase consideration – current portion	750	750
Operating lease liabilities	313	—
Notes Payable – current portion	1,169	442
Forward share purchase agreements derivative liability	19,668	—
Total current liabilities	34,603	9,980
Loan – non-current portion, net of debt discount of $7.8 million	24,494	1,200
Deferred purchase consideration – non-current portion	651	1,130
Total liabilities	$59,748	$12,310
Commitments and contingencies (Note 8)
Mezzanine equity:
Redeemable convertible preferred stock par value $0.0001, 1,000,000 shares and 24,545,386 shares authorized and nil and 23,858,824 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; aggregate liquidation preference of $67,417 as of December 31, 2021	—	110,265
Total mezzanine equity	$—	$110,265
Stockholders’ deficit:
Common stock, $0.0001 par value, 110,000,000 and 43,763,126 shares authorized, 38,095,337 and 6,121,253 outstanding at September 30, 2022 and December 31, 2021, respectively	$4	$1
Additional paid-in capital	161,454	3,736
Accumulated deficit	(154,221)	(109,850)
Total stockholders’ equity (deficit)	7,237	(106,113)
Total liabilities, mezzanine equity and stockholders’ deficit	$66,985	$16,462

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$15,379	$5,880	$37,829	$12,036
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,021	861	3,027	1,934
Platform operations and support	5,641	2,508	11,035	7,768
Sales and marketing	11,290	3,151	24,656	4,991
General and administrative	23,781	1,972	28,546	4,968
Depreciation and amortization	134	122	431	232
Total costs and expenses	41,867	8,614	67,695	19,893
Change in fair value of derivative liability	(13,708)	—	(13,708)	—
Gain on forgiveness of PPP loan	—	3,482	—	3,482
Interest (expense) income, net	(735)	9	(784)	(5)
Income (loss) before income taxes	(40,931)	757	(44,358)	(4,380)
Income tax benefit (expense)	—	797	(13)	793
Net income (loss)	$(40,931)	$1,554	$(44,371)	$(3,587)
Net earnings (loss) per share
Basic	$(1.67)	$0.26	$(3.60)	$(0.64)
Diluted	$(1.67)	$0.04	$(3.60)	$(0.64)
Weighted average common shares outstanding (basic)	24,534,325	5,885,755	12,322,230	5,616,077
Weighted average common shares outstanding and dilutive potential common shares (diluted)	24,534,325	37,473,059	12,322,230	5,616,077

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(44,371)	$(3,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24,016	182
Loss on disposal of property and equipment	—	14
Gain on PPP loan forgiveness	—	(3,482)
Amortization (accretion) from investments and financing arrangements	141	—
Provision for deferred taxes	—	(792)
Depreciation and amortization	431	232
Issuance of Community Shares to Pet Caregivers	1,971	—
Noncash interest – deferred purchase consideration	83	—
Noncash change in fair value of derivatives	13,708	—
Changes in operating assets and liabilities:
Accounts receivable	(3,698)	(1,866)
Prepaid expenses and other current assets	(512)	(687)
Other assets	—	879
Accounts payable	2,662	(233)
Operating lease liabilities	19	—
Accrued expenses and other current liabilities	1,674	(897)
Deferred revenue	298	35
Other non-current liabilities	—	(148)
Net cash used in operating activities	(3,578)	(10,350)
Cash flows from investing activities
Purchases of short-term investments	—	(15,618)
Proceeds from sale and maturity of short-term investments	2,550	22,083
Payment of deferred purchase consideration	(562)	(1,509)
Purchase of property and equipment	(36)	—
Net cash provided by investing activities	1,952	4,956
Cash flows from financing activities
Proceeds from exercises of stock options	—	2
Payments on PPP loan	(331)	—
Proceeds from Blue Torch Financing Agreement	29,445	—
Proceeds from the issuance of Series P preferred stock, net of issuance costs	10,925	—
Proceeds from Business Combination with CHW, net of transaction costs	11,485	—
Net cash provided by financing activities	51,524	2
Net change in cash, cash equivalents, and restricted cash	49,898	(5,392)
Cash, cash equivalents and restricted cash at beginning of period	2,845	7,065
Cash, cash equivalents and restricted cash at end of period	$52,743	$1,673
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	(784)	—
Cash paid during the year for income taxes	14	—
Shares issued upon acquisition	—	166
Non-cash financing transactions:
Forward share purchase agreements	5,242	—
Conversion of preferred shares to common stock	(121,188)	—

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Adjusted EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$15,379	$5,880	$37,829	$12,036
Adjusted EBITDA reconciliation:
Net Income (loss)	(40,931)	1,554	(44,371)	(3,587)
Add (deduct):
Interest expense (income)	735	(9)	784	5
Depreciation and amortization	134	122	431	232
Share based compensation [1]	23,922	60	24,016	182
Issuance of Community Shares to Pet Caregivers [2]	1,971	—	1,971	—
Change in fair value of derivatives [3]	13,708	—	13,708	—
Gain on forgiveness of PPP loan	—	(3,482)	—	(3,482)
Tax expense (benefit)	—	(797)	13	(793)
Adjusted EBITDA	$(461)	$(2,552)	$(3,448)	$(7,443)
[1] Includes stock-based compensation expense in 2022 incurred in connection with the Business Combination of $23.9 million. Of the $23.9 million, $2.8 million is included in Platform operations and support, $2.1 million in Sales and marketing, and $19.0 million in General and administrative expenses on the condensed consolidated statement of operations.
[2] Of this amount, $1.8 million is included General and administrative expenses and the remainder as contra revenue on the condensed consolidated statement of operations.
[3] Relates to the changes in the fair value of Forward Purchase Agreements that were entered into prior to the closing of the Business Combination and is included in Change in fair value of derivative liability on the condensed consolidated statement of operations.
[4] Excluding the impacts noted in [1] and [2] above, Platform and Operations Expense is approximately 18% of revenues, Sales and marketing approximately 59%, and General and administrative approximately 19% for the three months ended September 2022.

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Non-GAAP Measures and Key Performance Indicators
($ in thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
U.S. GAAP Measures:
Revenues	$15,379	$5,880	$37,829	$12,036
Net income (loss)	$(40,931)	$1,554	$(44,371)	$(3,587)
Net income (loss) %	(266.1)%	26.4%	(117.3)%	(29.8)%
Net cash flows used in operating activities	$568	$(2,927)	$(3,578)	$(10,350)
Key Performance Indicators and non-GAAP measures:
Adjusted EBITDA	$(461)	$(2,552)	$(3,448)	$(7,443)
Adjusted EBITDA Margin	(3.0)%	(43.4)%	(9.1)%	(61.8)%
Bookings	$25,328	$13,688	$64,804	$30,764
Take Rate	61%	43%	58%	39%